Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

CTI BIOPHARMA CORP.

a Delaware corporation

ARTICLE I

REGISTERED OFFICE

1.1

Delaware Office. The Corporation shall have and maintain a registered office in the State of Delaware as required by law. The name and address of its registered agent in the State of Delaware is set forth in the Certificate of Incorporation of the Corporation (the Certificate of Incorporation).

1.2

Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the Board of Directors) may designate or as the business of the Corporation may from time to time require.

ARTICLE II

STOCKHOLDER MEETINGS

2.1

Meeting Place. All meetings of the stockholders shall be held, pursuant to proper notice as set forth in Section 2.4 of this Article II, at the principal executive office of the Corporation, or at such other place as shall be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting may be held solely by means of remote communication, as authorized by Section 211(a) of the General Corporation Law of the State of Delaware (the DGCL).

2.2

Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as shall be fixed by resolution of the Board of Directors, at the principal office of the Corporation, or such other place as fixed by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before that meeting; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the DGCL.

2.3

Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the President, the Board of Directors or the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting. Special meetings of the stockholders shall be held at the Corporation’s principal executive office or at such other place as shall be identified in the notice of such meeting. Only business within the purpose or purposes described in the meeting notice may be conducted at a special stockholders’ meeting.

2.4

Notice of Meetings. Except as otherwise provided by applicable law or the Certificate of Incorporation, whenever stockholders are required or permitted to take any action at a meeting, notice in writing or by electronic transmission of each stockholders’ meeting stating the date, time, place, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, for a special meeting, the purpose(s) for which the meeting is called, shall be given by the Corporation not less than ten nor more than sixty days prior to the date of the meeting, to each stockholder of record pursuant to Article VII of these Bylaws. Except as otherwise provided by applicable law or the Certificate of Incorporation, the Corporation is required to give notice only to stockholders entitled to vote at the meeting.

2.5

If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors, except that a meeting requested by the holders of record of shares of stock pursuant to Section 2.3 of these Bylaws may be postponed only by the holders of record that requested the meeting.

2.6

The Board of Directors or the chairperson at any meeting shall have the power to adjourn a meeting of stockholders. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for determining stockholders entitled to notice of such adjournment meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.7

Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date is fixed by the Board of Directors, the record date shall be determined as follows:

(a)

if no prior action by the Board of Directors is required under the DGCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation; and

(b)

if prior action by the Board of Directors is required under the DGCL, the record date shall be the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

The record date for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be not more than 60 nor less than 10 days prior to such action. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

2.8

Stockholders’ List. The Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.8 or to vote in person or by proxy at any meeting of stockholders.

2.9

Quorum and Adjourned Meetings. Except as otherwise provided in the Certificate of Incorporation or otherwise provided by law, a quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, one-third of the votes entitled to be cast on the matter. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as provided in the last paragraph of Section 2.6 of these Bylaws.

2.10

Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a stockholders’ meeting.

If a quorum exists, then, other than in the election of directors, action on a matter is approved by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter.

Unless otherwise provided in the Certificate of Incorporation, in any election of directors for which a quorum is present, the candidates elected are those receiving a majority of votes cast by the shares entitled to vote in the election; provided that, if the election is contested, the candidates elected are those receiving a plurality of the votes cast by the shares entitled to vote in the election. An election shall be contested if, as determined by the Board of Directors, the number of candidates for director exceeds the number of directors to be elected. For the purposes of this Section 2.10, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” such director’s election).

2.11

Proxies. A stockholder may vote either in person or by granting a proxy in accordance with applicable law. An appointment of a proxy is valid for three years unless a longer period is expressly provided in the appointment form.

2.12

Stockholder Action by Written Consent. Except as otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, only if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding shares of stock of the Corporation entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

2.13	Stockholder Nomination of Director Candidates.

(a)

Subject to the rights of holders of any class or series of stock having a preference over the Corporation’s common stock as to dividends or upon liquidation, if any, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder who is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.13 is delivered to the Corporation and who is entitled to vote in the election of directors generally at the applicable meeting of stockholders. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been received by the Corporation, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to the election to be held at an annual meeting of stockholders, not less than ninety days nor more than one hundred twenty days prior to the date one year from the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after the date one year from the date of the immediately preceding annual meeting of stockholders, or no annual meeting was held in the immediately preceding year, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which the public announcement is first made of the date of the annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which the public announcement is first made of the date of the special meeting. Each such notice shall be in writing and shall set forth: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated or intended to be nominated, by the Board of Directors; and (E) the consent of each nominee to serve as a director of the Corporation if so elected. This Section 2.13 of this Article II shall be the exclusive means for a stockholder to submit nominations of persons for election to the Board of Directors. The Chairperson of the meeting may in his or her discretion determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(b)

Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, (i) no person shall be eligible for election as a director of the Corporation pursuant to a stockholder nomination unless nominated in accordance with the procedures (including providing the required information) set forth in this Section 2.13 of this Article II, whether such proposed nominee is to be included in the Corporation’s proxy statement or presented to stockholders by means of an independently financed proxy solicitation and (ii) if the stockholder (or a qualified representative) giving the notice does not appear at the meeting to present the nomination, such nomination may be disregarded, irrespective of whether proxies concerning such nomination have been received by the Corporation.

2.14	Stockholder Proposals.

(a)

Any stockholder who is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.14 is delivered to the Corporation and who is entitled to vote at a meeting of stockholders may make any proposal at such meeting of stockholders and the same may be discussed and considered only if written notice of such stockholder’s intent to make such proposal(s) has been received by the Corporation, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (i) for purposes of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the date one year from the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after the date one year from the date of the immediately preceding annual meeting of stockholders, or no annual meeting was held in the immediately preceding year, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which the public announcement is first made of the date of the annual meeting; and (ii) for purposes of a special meeting, not less than ninety days nor more than one hundred twenty days prior to the date of such special meeting of stockholders; provided, however, that if the first public announcement of the date of such special meeting is less than one hundred days prior to the date of such special meeting, notice by the stockholder in order to be timely must be so received no less than the tenth day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of a special meeting or a public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Each such notice shall be in writing and shall set forth: (i) the address of the stockholder who intends to make the proposal(s); (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the proposal(s); and (iii) such other information regarding each proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission. The Chairperson of the meeting may in his discretion determine and declare to the meeting that a proposal was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

(b)

Notwithstanding anything to the contrary in these Bylaws: (i) no business shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 2.14 of this Article II (other than the nomination of a person for election as a director, which is governed by Section 2.13 of this Article II and any business brought by the Board of Directors), and (ii) unless otherwise required by law, if a stockholder intending to propose business at a meeting of stockholders does not comply with the procedures (including providing the required information) set forth in this Section 2.14 of this Article II or if such stockholder (or a qualified representative) does not appear at the meeting to present the proposed business, such business shall not be transacted, irrespective of whether proxies concerning such nomination have been received by the Corporation.

(c)

Without limiting the foregoing provisions of this Section 2.14 of this Article II (and with respect to the nomination of a person for election as a director, Section 2.13 of this Article II), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14 of this Article II; provided, however, that any references in these Bylaws to the Exchange Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.14, and compliance with this Section 2.14 of this Article II shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (ii) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, or (iii) of the holders of any series of Preferred Stock, if any, to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

ARTICLE III

SHARES OF STOCK

3.1	Issuance of Shares. Shares of capital stock of the Corporation shall be issued in the manner and for such considered as may be provided by applicable law.

3.2

Certificated Shares. Certificates of stock, if any, shall be issued in numerical order, and each stockholder holding shares represented by certificates shall be entitled to a certificate signed in a manner that complies with Section 158 of the DGCL. If an officer who has signed, or whose facsimile signature has been placed upon, such certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue.

If the shares are subject to transfer or other restrictions under applicable securities laws or contracts with the Corporation, the share certificates shall include a complete description of, or a reference to, the existence and general nature of such restrictions on the face or back of the certificate

Subject to the Certificate of Incorporation, the Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the Corporation an affidavit of loss and a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

3.3

Uncertificated Shares. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

3.4	Transfers.

(a)

Transfers of stock shall be made only upon the stock transfer records of the Corporation, which records shall be kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and to record transfers of shares therein.

(b)

Shares of certificated stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of certificated stock shall be transferred on the records of the Corporation until the outstanding certificates therefor (or, in the case of a certificate alleged to have been lost, stolen or destroyed, any required affidavit of loss and bond) have been surrendered to the Corporation or to its transfer agent or registrar.

(c)

Shares of uncertificated stock shall be transferred upon receipt by the Corporation of a written request for transfer signed by the stockholder. Within a reasonable time after the transfer of shares without certificates, the Corporation shall provide the new stockholder a complete written statement of the information required on certificates as provided in Section 3.2 of this Article III.

ARTICLE IV

BOARD OF DIRECTORS

4.1

Powers. The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws and by the Certificate of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts as are not prohibited by statute or by the Certificate of Incorporation or by these Bylaws or as directed or required to be exercised or done by the stockholders.

4.2

Number, Term. The Board of Directors shall consist of not less than five and not more than twelve persons as fixed from time to time by resolution of the Board of Directors. Following the date hereof, Directors shall be elected annually for terms of one year, and until their successors are elected and qualified, subject to their earlier death, resignation or removal from the Board of Directors. Directors may serve for any number of consecutive terms. Unless a Director dies, resigns or is removed, he or she shall hold office for the term elected and until his or her successor is elected and qualified.

4.3

Change of Number. Unless otherwise provided by the Certificate of Incorporation, the total number of directors constituting the Board of Directors may at any time be increased or decreased by the Board of Directors; provided, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

4.4

Chairperson of the Board of Directors. The Chairperson of the Board of Directors shall be a director and shall perform such duties as shall be assigned to him or her by the Board of Directors and in any employment agreement approved by the Board of Directors. The Chairperson shall preside at all meetings of the Board of Directors at which he or she is present. The Chairperson may sign deeds, mortgages, bonds, contracts, and other instruments, if such powers have been expressly delegated by the Board of Directors to the Chairperson, unless required by law to be signed by some other officer or in some other manner.

4.5

Vacancies. All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors in office though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office until the next stockholders’ meeting at which directors are elected and until his or her successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the stockholders and until his or her successor is elected and qualified.

4.6

Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairperson of the Board of Directors, the President or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

4.7

Removal of Directors. Unless otherwise provided by the Certificate of Incorporation or applicable law, at a special meeting of stockholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed from office at any time, but only by the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote thereon.

4.8

Regular Meetings. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, within or without the State of Delaware, as the Board of Directors or such committee, as the case may be, may from time to time designate. An annual meeting of the Board of Directors may be held without notice immediately after adjournment of the annual meeting of stockholders at the same place at which such stockholders’ meeting was held.

4.9	Special Meetings.

(a)

Special meetings of the Board of Directors may be called at any time by the Chairperson, the Chief Executive Officer or by a majority of the members of the Board of Directors, to be held at the principal place of business of the Corporation or at such other place as the Board of Directors or the person or persons calling such meeting may designate.

(b)

Special meetings of any committee of the Board of Directors may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

4.10

Notice of Meeting. Notice of the place, day, and time of any meeting of the Board of Directors for which notice is required shall be given, at least two days prior to the day on which the meeting is to be held, in any manner permitted by law, including orally. Notice shall be deemed to have been given as set forth in Article VII of these Bylaws. Such notice need not specify the business to be transacted at, or the purpose of, the meeting.

4.11

Waiver of Notice. A director may waive any notice required by law, by the Certificate of Incorporation or by these Bylaws before or after the time stated for the meeting, and such waiver shall be equivalent to the giving of such notice. Such waiver must be delivered by the director entitled to such notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, which waiver shall be set forth either (a) in an executed record or (b) if the Corporation has designated an address, location, or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record. A director’s attendance at or participation in a meeting shall constitute a waiver of any required notice to the director of the meeting unless the director, at the beginning of the meeting or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.12

Quorum. A majority of the full Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

4.13	Action by Directors Without a Meeting.

(a)

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors, or of a committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors, or committee.

(b)	Action taken under this Section 4.14 of this Article IV is effective when the last director signs the consent, unless the consent specifies a later effective date.

4.14

Participation. Any or all directors may participate in a regular or special meeting of the Board of Directors (or of a committee thereof) by, or may conduct the meeting through the use of, any means of communication by which all directors participating can hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

4.15	Committees.

(a)

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, designate one or more committees of directors. Each committee must have three or more members that meets the following independence requirements:

(i)	meets the independence requirements of Listing Rule 5605 of the NASDAQ Stock Market’s Equity Rules;

(ii)

has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as a result of service as, or compensation paid to an entity affiliated with the director that serves as: (A) an advisor, consultant, or legal counsel to the Corporation or to a member of the Corporation’s senior management; or (B) a significant customer or supplier of the Corporation;

(iii)	has no personal services contract(s) with the Corporation or any of its affiliates, or any of the Corporation’s executive officers;

(iv)	is not affiliated with a not-for-profit entity that receives significant contributions from the Corporation;

(v)	has no interest in any investment that overlaps with an investment that the Corporation has (equity, debt or hybrid);

(vi)

during the current calendar year or any of the three immediately preceding calendar years, has not had any business relationship with the Corporation for which the Corporation has been required to make disclosure under Regulation S-K of the Securities Act of 1933, other than for service as a director or for which relationship no more than de minimis remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

(vii)	is not employed by a public company at which an executive officer of the Corporation serves as a director;

(viii)	has not had any of the relationships described in subsections (i)-(vi) above, with any affiliate of the Corporation; and

(ix)	is not a member of the immediate family of any person described in subsections (i)-(viii) above.

(b)

Any such committee may fix its rules of procedure and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

(c)

Any such committee, unless otherwise provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority denied it by Section 141 of the DGCL.

(d)	Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

ARTICLE V

OFFICERS

5.1

Designations. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and, at the discretion of the Board of Directors, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers as may be deemed necessary. The officers of the Corporation that may from time to time be appointed by the Chief Executive Officer shall be the Vice Presidents and such additional officers and assistant officers of the Corporation as he may determine. Any two or more offices may be held by the same individual. The Board of Directors, in its discretion, may elect a person from among its members to serve as Chairperson of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board of Directors may determine.

5.2	Appointment of Officers. The Board of Directors shall appoint the officers of the Corporation subject to the rights, if any, of an officer under any contract of employment.

5.3	Powers and Duties. If the Board of Directors appoints persons to fill the following positions, such officers shall have the power and duties set forth below:

(a)

The Chief Executive Officer. The Chief Executive Officer, subject to the direction and control of the Board of Directors, shall have general control and management of the business affairs and policies of the Corporation. The Chief Executive Officer shall act as liaison from and as spokesman for the Board of Directors. The Chief Executive Officer shall participate in long-range planning for the Corporation and shall be available to the other officers of the Corporation for consultation. The Chief Executive Officer shall possess power to sign all certificates, contracts and other instruments of the Corporation. Unless a Chairperson of the Board of Directors has been appointed and is present, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer shall perform all such other duties as are incident to the office of Chief Executive Officer or are properly required by the Board of Directors.

(b)

The President. The President shall report to the Chief Executive Officer. In the absence of the Chief Executive Officer or his inability to act, the President, if any, shall perform all duties of the Chief Executive Officer and when so acting shall have all the power of, and be subject to all restrictions upon, the Chief Executive Officer; provided that no such President shall assume the authority to preside as Chairperson of meetings of the Board of Directors unless such President is a member of the Board of Directors. In general, the President shall have such powers and discharge such duties as are incident to the office of President and such duties as may be assigned from time to time by the Board of Directors.

(c)

Vice Presidents. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer, as applicable. During the absence or disability of the Chief Executive Officer and the President, and if no Chairperson of the Board of Directors is appointed, the Executive or Senior Vice Presidents, if any, and the Vice Presidents, if any, in the order designated by the Board of Directors, shall exercise all the functions of the President.

(d)

The Secretary. The Secretary shall issue notices for all meetings, except for notices for special meetings of the stockholders and special meetings of the directors which are called by the requisite percentage of stockholders or number of directors, shall have charge of the seal and the Corporation’s books, and shall make such reports and perform such other duties as are incident to the office of Secretary, or are properly required of him or her by the Board of Directors. The Secretary (or his or her designee) shall keep minutes of all meetings of the Board of Directors and stockholders. The Secretary shall keep a register of the post office address of each stockholder and director and attest certificates for shares of the Corporation, and shall maintain a stock ledger of the Corporation.

(e)

The Treasurer. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers or receipts for such disbursements, and shall render to the Board of Directors from time to time as may be required an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties incident to his or her office or that are properly required of him or her by the Board of Directors.

5.4

Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in such officer’s place, the Board of Directors (or, if such officer is one that has been appointed by the Chief Executive Officer, the Chief Executive Officer) may from time to time delegate the powers or duties of such officer to any other officer or other person whom it may in its sole discretion select.

5.5	Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board of Directors.

5.6

Resignation. An officer may resign at any time by delivering notice to the Corporation. Such notice shall be effective when delivered unless the notice specifies a later effective date. Unless otherwise specified therein, acceptance of such resignation by the Corporation shall not be necessary to make it effective. Any such resignation shall not affect the Corporation’s contract rights, if any, with the officer.

5.7

Removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. An officer empowered to appoint another officer or assistant officer also has the power with or without cause to remove any officer he or she would have the power to appoint whenever in his or her judgment the best interests of the Corporation would be served thereby.

5.8

Salaries and Contract Rights. The salaries, if any, of the officers appointed by the Board of Directors shall be fixed from time to time by the Board of Directors or an applicable committee thereof. The appointment of an officer shall not of itself create contract rights.

5.9

Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

DISTRIBUTIONS AND FINANCE

6.1

Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

6.2

Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE VII

NOTICES

7.1

Written Notice. Written notice may be transmitted by mail, private carrier, or personal delivery; or telephone, wire, or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice to a director or the Corporation is effective upon receipt by the director or the Corporation. Written notice to a stockholder is effective the earlier of (a) when mailed, if mailed with first class postage prepaid, correctly addressed to the stockholder at the stockholder’s address as it appears on the current record of stockholders of the Corporation and (b) when dispatched by telegraph or facsimile equipment or, if prepaid, by air courier.

7.2	Notice by Electronic Transmission. Notices to directors and stockholders from the Corporation may be in an electronic transmission given in accordance with applicable law.

7.3

Oral Notice. Any oral notice given to a director by personal communication over the telephone or otherwise may be communicated either to the director or to a person at the office of the director who, the person giving the notice has reason to believe, will promptly communicate it to the director.

ARTICLE VIII

SEAL

8.1	The Corporation may adopt a corporate seal which seal shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors.

ARTICLE IX

INDEMNIFICATION OF OFFICERS,

DIRECTORS, EMPLOYEES AND AGENTS

9.1

Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not brought by or in the right of the Corporation (a Proceeding) by reason of the fact that such person, or any other person for whom such person is the legal representative, is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans (an Indemnitee), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee if such Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any Proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful. The indemnification provided in this Section 9.1 and the advancement of expenses provided in Section 9.2 of these Bylaws shall, unless otherwise provided when authorized or ratified by the Board of Directors, continue as to an Indemnitee who has ceased to be a director, officer, employee or agent as aforesaid and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee. Any indemnification under this Section 9.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in this Section. Such determination shall be made, with respect to an Indemnitee who is a director or officer at the time of such determination, (1) by majority vote of the directors who are not party to such Proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

9.2

Advancement of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding referred to in Section 9.1 of these Bylaws in advance of its final disposition; provided that the payment of expenses incurred by an Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of (i) a written affirmation of the Indemnitee’s good faith belief that the Indemnitee met the requisite standard of conduct and (ii) an undertaking by the Indemnitee to repay all amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified under this Article or otherwise.

9.3

Claims. If a claim for indemnification or advancement of expenses under this Article is not paid in full within sixty (60) days after a written claim therefore by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or advancement of expenses.

9.4

Good Faith Defined. For purposes of any determination under Section 9.1, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.

9.5	Indemnification of Employees and Agents. The Corporation may indemnify employees and agents of the Corporation pursuant to this Article IX to the same extent as an Indemnitee.

9.6

Non-exclusivity of Rights. The right to indemnification under this Article IX for directors, officers, employees and agents shall not be exclusive of any other right which any person may have, or hereafter acquire, under any statute, provision of the Certificate of Incorporation, these Bylaws, other agreement, vote of stockholders or disinterested directors, insurance policy, principles of common law or equity, or otherwise.

9.7

Other Indemnification. The Corporation’s obligation, if any, to indemnify any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Indemnitee may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

9.8

Amendment or Repeal; Survival. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.9

Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article IX.

9.10

Indemnification as a Witness. This Article IX does not limit a Corporation’s power to pay or reimburse expenses incurred by a director in connection with the director’s appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

9.11

Interpretation. The provisions contained in this Article IX shall be interpreted and applied to provide indemnification to directors, officers, employees and agents of the Corporation to the fullest extent allowed by applicable law, as such law may be amended, interpreted and applied from time to time. The obligations of the Corporation under this Article IX to indemnify, and advance expenses to, a person who is or was a director or officer of the Corporation shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article IX shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

ARTICLE X

BOOKS AND RECORDS

10.1

The Corporation shall maintain appropriate accounting records and shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors. In addition, the Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders in alphabetical order by class of shares showing the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE XI

EXECUTION OF CORPORATION INSTRUMENTS AND VOTING

OF SECURITIES OWNED BY THE CORPORATION

11.1	Execution of Corporate Instruments.

(a)

The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

(b)

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize to do so.

(c)

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

11.2

Voting of Securities Owned by the Corporation. All stock, equity interests and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President.

ARTICLE XII

AMENDMENTS

12.1	By Stockholders. These Bylaws may be amended or repealed by the stockholders in accordance with the Certificate of Incorporation and applicable law.

12.2	By Directors. The Board of Directors shall have power to amend or repeal the Bylaws of, or adopt new Bylaws for, the Corporation.

12.3

Emergency Bylaws. The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the stockholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action.

ARTICLE XIII

FORUM SELECTION

13.1

Forum for Adjudication of Certain Dispute. Unless the Corporation consents in writing to the selection of an alternative forum (an Alternative Forum Consent), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the

Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a Foreign Action) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in such Foreign Action as agent for such stockholder. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 13.1. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Section 13.1 with respect to any current or future actions or claims.

Adopted and Effective May 9, 2023.